NEWS RELEASE

FOR IMMEDIATE RELEASE                        Contact:  Brad Holmes, Investor Relations
(713) 654-4009 or
Chris Rasmussen, CFO
                                                                (713) 336-0844

Gateway Energy Corporation Urges Stockholders to
Take No Action on Consent Solicitation

Houston – (PR Newswire) – April 12, 2010 – Gateway Energy Corporation (OTCBB: GNRG) ("Gateway") today urged its stockholders to take no action on the consent solicitation by Frederick M. Pevow, Jr. and his affiliate GEC Holding, LLC (collectively, "Pevow").  Pevow is proposing to remove substantially all of the current members of Gateway's Board of Directors and replace them with his hand-picked nominees.  Gateway's current Board includes six independent directors with significant financial and management experience in the energy industry.  These directors are working for the best interests of all Gateway stockholders and are not beholden to any single stockholder or small group of stockholders.  Stockholders should consider that:

•	Gateway is on the right track:

o	nearly all current directors have joined the Board since Gateway's turnaround beginning May 2005

o	the current Board has significant financial and industry experience which generates opportunities and valuable relationships for the company

o
even after the collapse of natural gas prices and the effects of hurricane Ike, Gateway's stock price has risen about 70% since the appointment of current management in May 2005 and prior to the collapse of natural gas prices, the stock price had increased approximately 370%

o	stockholders' equity, a measure of the value of a stockholder's ownership in the company, has increased over 300% from $4.0 million on June 30, 2005 to $12.1 million on December 31, 2009

o	aggressively addressing general and administrative costs with salary freezes, large reductions in insurance costs and other steps, which should lead to a significant decline in 2010

o
recently acquired the Hickory Creek Gathering System, located in the core of the Barnett Shale in north Texas, which is expected to generate at least $770,000 of additional revenues in 2010 without a significant increase in costs and expenses

o	eliminated an estimated $3.4 million in future abandonment obligations with the sale of the Shipwreck offshore platform in 2009

•	Pevow has only recently invested in Gateway and appears to have little or no experience in the pipeline business

•	Pevow's hand-picked nominees have far less energy experience than Gateway's current Board

•	Pevow not offered any tangible solutions for the improvement of Gateway's operations

•	His desire to replace the entire independent Board with his selected nominees and take control of the company, supports Gateway's concerns that he is motivated solely by self interest

•	Gateway's Chairman even offered to discuss a Board seat for Pevow, but he declined

•	Gateway's Board of Directors unanimously believes that Pevow’s proposals are not in the best interests of all of Gateway's stockholders

Information Regarding the Solicitation of Consent Revocations

Gateway filed a preliminary proxy statement on Schedule 14A with the Securities and Exchange Commission (the "SEC") on March 31, 2010 concerning the consent solicitation by Pevow and Gateway's solicitation of revocations of any consents given to Pevow.  The definitive proxy statement will be mailed to the stockholders of Gateway.

STOCKHOLDERS OF GATEWAY ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT GATEWAY, PEVOW'S CONSENT SOLICITATION AND GATEWAY'S CONSENT REVOCATION SOLICITATION.

Stockholders may obtain a free copy of the proxy statement and any other relevant documents filed by Gateway with the SEC (when available) at the SEC’s Web site at www.sec.gov.  In addition, stockholders may obtain free copies of the documents filed with the SEC by Gateway by contacting The Altman Group, Inc., 1200 Wall Street West, 3rd Fl., Lyndhurst, NJ 07071, toll free number (877) 297-1743.

Gateway and its directors and executive officers may be deemed to be participants in the solicitation of consent revocations from Gateway stockholders in respect of the Pevow consent solicitation.  Information about the directors and executive officers of Gateway and their respective interests in Gateway by security holdings or otherwise is set forth in its proxy statement relating to the 2009 annual meeting of stockholders filed with the SEC on April 24, 2009 and its Annual Reports on Form 10-K previously filed with the SEC. Investors may obtain additional information regarding the interest of the participants by reading the preliminary proxy statement. Each of these documents is, or will be, available for free at the SEC’s Web site at www.sec.gov and from The Altman Group, Inc., 1200 Wall Street West, 3rd Fl., Lyndhurst, NJ 07071, toll free number (877) 297-1743.

About Gateway Energy

Gateway Energy Corporation owns and operates natural gas gathering, transportation and distribution systems in Texas, Texas state waters and in federal waters of the Gulf of Mexico off the Texas and Louisiana coasts. Gateway gathers offshore wellhead natural gas production and liquid hydrocarbons from producers, and then aggregates this production for processing and transportation to other pipelines. Gateway also transports gas through its onshore systems for non-affiliated shippers and through its affiliated distribution system and makes sales of natural gas to end users.

Safe Harbor Statement

Certain of the statements included in this press release, which express a belief, expectation or intention, as well as those regarding future financial performance or results, or which are not historical facts, are “forward-looking” statements as that term is defined in the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. The words “expect”, “plan”, “believe”, “anticipate”, “project”, “estimate”, and similar expressions are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance or events and such statements involve a number of risks, uncertainties and assumptions, including but not limited to industry conditions, prices of crude oil and natural gas, regulatory changes, general economic conditions, interest rates, competition, and other factors. Should one or more of these risks or uncertainties materialize or should the underlying assumptions prove incorrect, actual results and outcomes may differ materially from those indicated in the forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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